CORPORATE BYLAWS

OF

TAL CONSOLIDATED INC.

A NEW YORK CORPORATION

ARTICLE I

Shareholders

1.1 PLACE OF MEETINGS. Meetings of the shareholders of Tal Consolidated Inc. (the “Corporation”) shall be held at such place, either within or without the state of New York, as designated from time to time by the Board of Directors (sometimes referred to as the “Board” or the “Directors”).

1.2 ANNUAL MEETINGS. Annual meetings of the Shareholders shall be held at such times as designated from time to time by the Board. At each annual meeting, the Shareholders shall elect a Board of Directors and transact other business as needed.

1.3 SPECIAL MEETINGS. Special meetings of the Shareholders will be held at such times as determined by the Board of Directors.

1.4 NOTICE OF MEETINGS. Pursuant to the requirements of Section 605 of the New York Business Corporation Law, written or electronic notice of each meeting of the Shareholders shall be given. This notice will state the place, date and hour of the meeting and shall be given at least 10, but not more than 60, days prior to the meeting. The notice shall state in general terms the purpose for which the meeting is called.

1.5 QUORUM and ADJOURNMENTS OF MEETINGS. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at a meeting, if present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the corporation. If there is less than a quorum so present or represented then the meeting may be adjourned to another time, or place, until a quorum is present, whereupon the meeting may be held, without further notice, except as required by law.

1.6 VOTING and PROXIES. Pursuant to Section 609 of the New York Business Corporation Law, at any shareholder meeting every registered owner of shares entitled to vote may vote in person or by proxy except as otherwise provided by the New York Business Corporation Law, or in the Certificate of Incorporation or Bylaws of the Corporation. Each Shareholder shall have one vote for each such share standing in his or her name on the books of the Corporation. The Board shall be elected by the procedures outlined in these Bylaws, the New York Business Corporation Law, and the Certificate of Incorporation. In all other matters, unless otherwise provided by the New York Business Corporation Law or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on the subject matter at a meeting in which a quorum is present shall be the act of the shareholders.

1.7 CHAIRMAN OF MEETINGS. The Chairman of the Board shall preside at all meetings of the Shareholders. In his or her absence, an interim Chairman may be appointed by a majority of Shareholders present at the meeting.

1.8 SECRETARY OF MEETINGS. The Secretary of the Corporation shall act as secretary of all meetings of the Shareholders. In the absence of the Secretary, the Chairman of the meeting shall appoint another person to act as Secretary of the meeting.

1.9 SHAREHOLDER ACTION WITHOUT MEETING. Whenever shareholders are required or permitted to take an action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken, signed by the holders of all shares outstanding and entitled to vote or, if the Certificate of Incorporation so permits, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

1.10 FIXING RECORD DATE. For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date for any such determination, which shall be not more than 60 nor less than 10 days before the date of any such meeting, and not more than 60 days prior to any other action. In any such case, only the Shareholders of record at the fixed time shall be entitled to notice of and to vote at the meeting or to express such consent or dissent, or to receive such dividend, distribution or rights, or to be considered shareholders for the purposes of any other action, as the case may be.

ARTICLE II

Board of Directors

2.1 NUMBER OF DIRECTORS. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than five nor more than eight. The Board of Directors shall be authorized to increase or decrease the number of directors by a majority vote of the entire Board of Directors in accordance with the Corporations Law.

2.2 ELECTION AND POWERS. Except as limited by the Certificate of Incorporation or Bylaws, the Board of Directors shall have management and control of the affairs and business of the Corporation. The Board will be elected by the shareholders at each annual meeting or by unanimous written consent in lieu of a meeting. Each Director shall serve until his or her successor is elected or appointed and qualified, unless his position as Director is vacated by resignation, death, removal or otherwise.

2.3 VACANCIES. Subject to the requirements of Section 705 of the New York Business Corporation Law, whenever any vacancy occurs in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining Director, for the balance of the term, or, if the Board of Directors has not filled such vacancy or if there are no remaining directors, it may be filled by the Shareholders.

2.4 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors may determine from time to time.

2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. Written notice (including via e-mail) of the time and place of each special meeting shall be given to each Director by or at the direction of the person or persons calling the meeting at least two days before the meeting. Except as otherwise specified in the notice, or as required by statute, the Certificate of Incorporation or the Bylaws, any and all business may be transacted at a special meeting.

2.6 ORGANIZATION. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his or her absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his or her absence, the presiding officer may appoint any person to act as secretary of the meeting.

2.7 QUORUM and VOTE. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, so long as at least one-third of the total number of Directors participates in the vote. If necessary, less than a quorum may adjourn any meeting to another time or place until a quorum is present, without further notice. Except as otherwise required by the New York Business Corporation Law, the Certificate of Incorporation or the Bylaws, all matters coming before any meeting of the Board shall be decided by majority vote of the Directors present at the meeting, so long as a quorum is present.

2.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution or resolutions authorizing the action, which resolution or resolutions, and the written consents thereto by the members of the Board of Directors, shall be filed with the minutes of the proceedings of the Board of Directors. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference call allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.9 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint an executive committee and other committees, each consisting of one or more directors, which, to the extent provided in the resolution appointing them, shall have all of the authority of the Board of Directors, with the exception of any authority the delegation of which is prohibited by Section 712 of the New York Business Corporation Law Each such committee shall serve at the pleasure of the Board of Directors which may fill vacancies in, change the membership of, or discharge any such committee at any time.

2.10 REMOVAL. A majority of the Board of Directors may remove anyone or more of the Directors only for cause.

ARTICLE III

Officers

3.1 GENERAL. The Board of Directors shall elect the officers of the Corporation, which may include a President, a Secretary and a Treasurer and other officers as the Board of Directors may designate from time to time.

3.2 TERM OF OFFICE, REMOVAL AND VACANCY. Unless the Corporation, as authorized by the Board of Directors, enters into any agreement stating otherwise, each Officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. Subject to the terms of any such agreement, any Officer shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

3.3 POWERS AND DUTIES. Each of the Officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred upon him or her by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of the Bylaws, the Chairman of the Board, or, when the office of the Chairman of the Board is vacant, the President shall be the Chief Executive Officer of the Corporation.

ARTICLE IV

Stock

4.1 STOCK CERTIFICATES. The interest of each Shareholder of the Corporation need not be evidenced by physical stock certificates, and each Shareholder may have their securities registered directly on the Corporation’s records in book-entry form.

4.2 TRANSFER OF STOCK. Subject to the federal and state law, shares of stock of the Corporation shall be transferable. The Board of Directors shall have the power and authority to make all such other rules and regulations as it may deem prudent concerning the issue, transfer and registration of certificates for shares of the Corporation. The existence of restrictions on the sale or transfer of shares or any other matters required by law to be disclosed on stock certificates of the Corporation shall be noted conspicuously on the face or back of every certificate for shares issued by the Corporation.

4.3 OWNERSHIP OF STOCK. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and shall not be bound to recognize any equitable claim or other claim to shares on the part of any other person, whether or not expressly provided by law. The Corporation may issue a new certificate or register directly on the Corporation’s records in book-entry form for share certificates alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of a new certificate.

ARTICLE V

Miscellaneous

5.1 FISCAL YEAR. The Corporation’s fiscal year shall be December 31. The Board of Directors shall have power to, from time to time to change, the fiscal year of the Corporation.

5.2 DIVIDENDS. Subject to applicable law, dividends may be declared and paid out of earned surplus only, in such amounts, and at such time or times as the Board of Directors may determine, so long as the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

ARTICLE VI

Indemnification

6.1 INDEMNIFICATION. The Corporation shall indemnify any Director, officer, employee or agent of the Corporation to the fullest extent permitted by the New York Business Corporation Law and other applicable law. The Corporation shall secure insurance on behalf of any such person for any liability arising out of his or her actions in this capacity, regardless of whether the Corporation’s amended and restated bylaws would permit indemnification

ARTICLE VII

Books and Records

7.1 RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the Corporation in the state of New York or at the office of the transfer agent or registrar, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE VIII

Amendment

8.1 AMENDMENT. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation by vote of a majority of the entire Board of Directors, subject to the provisions of Section 602 of the New York Business Corporation Law and also subject to the power of the shareholders to amend or repeal the Bylaws made or altered by the Board of Directors.

SECRETARY CERTIFICATION

The undersigned, as Secretary of the Corporation, hereby certifies the foregoing Bylaws are a true and correct copy of the Bylaws of Tal Consolidated Inc. and that such Bylaws were duly adopted by the Board of Directors on the date set forth below.

Date: March 12, 2018

Signature: /s/ Jeremy J. Reichmann